Tableau Reports Second Quarter 2017 Financial Results
Results Driven by Strong Customer Demand for Subscription Offering

SEATTLE, Wash. - August 2, 2017 - Tableau Software, Inc. (NYSE: DATA) today reported results for its second quarter ended June 30, 2017.

"Customers accelerated their adoption of our subscription offerings in Q2, and have embraced subscription even faster than we had projected," said Adam Selipsky, President and Chief Executive Officer of Tableau. "The move to a subscription model represents our ongoing commitment to helping our customers adopt and scale Tableau with greater flexibility and reduced risk."

Financial Summary

•	Total revenue grew to $212.9 million, up 7% year over year.

•	Total annual recurring revenue was $483.6 million, up 47% year over year.

•	Subscription annual recurring revenue was $103.5 million, up 175% year over year.

•	Ratable license bookings were 37% of total license bookings, compared to 16% in the second quarter of 2016.

•	Diluted GAAP net loss per share was $0.54; diluted non-GAAP net income per share was $0.10.

Financial Results
Total revenue increased 7% to $212.9 million, up from $198.5 million in the second quarter of 2016. Total annual recurring revenue increased 47% to $483.6 million, up from $328.3 million at the end of the second quarter of 2016. Subscription annual recurring revenue increased 175% to $103.5 million, up from $37.7 million at the end of the second quarter of 2016.

GAAP operating loss for the second quarter of 2017 was $44.9 million, compared to a GAAP operating loss of $46.9 million for the second quarter of 2016. GAAP net loss for the second quarter of 2017 was $42.5 million, or $0.54 per diluted common share, compared to a GAAP net loss of $47.5 million, or $0.64 per diluted common share, for the second quarter of 2016.

Non-GAAP operating income, which excludes stock-based compensation expense and expense related to amortization of acquired intangible assets, was $7.3 million for the second quarter of 2017, compared to a non-GAAP operating loss of $1.4 million for the second quarter of 2016. Non-GAAP net income, which excludes stock-based compensation expense, expense related to amortization of acquired intangible assets and non-GAAP income tax adjustments, was $7.9 million for the second quarter of 2017, or $0.10 per diluted common share, compared to a non-GAAP net loss of $0.3 million, or $0.00 per diluted common share, for the second quarter of 2016.

During the second quarter ended June 30, 2017, Tableau repurchased 319,675 shares of the Company's outstanding Class A common stock for a total of $20.0 million. As of June 30, 2017, the Company was authorized to repurchase a remaining $140.0 million of its Class A common stock under the previously authorized repurchase program.

Recent Business Highlights

•
Introduced new subscription pricing for all of Tableau's products in April, including Tableau Desktop, Tableau Server and Tableau Online. The new subscription pricing reduces initial investment costs, allowing customers to more easily deploy Tableau at scale.

•
Announced the general availability of Tableau 10.3, which adds data-driven alerts, smart database table and join recommendations and also includes Tableau Bridge for Tableau Online customers, which enables a direct connection from Tableau Online to data stored on premises. Tableau 10.3 also comes with six new data connectors, including PDF, Dropbox, ServiceNow ITSM, MongoDB BI, Microsoft OneDrive and Amazon Athena.

•	More than 700 customers and partners joined us at our April Tableau Conference on Tour in Tokyo, and more than 1,100 customers and partners joined us at our June Tableau Conference on Tour in London.

•	In July, we surpassed 1 million vizzes on Tableau Public, Tableau's free service that lets anyone publish interactive data visualizations to the web.

Conference Call and Webcast Information
In conjunction with this announcement, Tableau will host a conference call at 1:30 p.m. PT (4:30 p.m. ET) today to discuss Tableau's second quarter 2017 financial results. A live audio webcast and replay of the call, together with detailed financial information, will be available in the Investor Relations section of Tableau's website at http://investors.tableau.com. The live call can be accessed by dialing (877) 201-0168 (U.S.) or (647) 788-4901 (outside the U.S.) and referencing passcode 51153462. A replay of the call can also be accessed by dialing (800) 585-8367 (U.S.) or (416) 621-4642 (outside the U.S.), and referencing passcode 51153462.

About Tableau
Tableau (NYSE: DATA) helps people see and understand data. Tableau helps anyone quickly analyze, visualize and share information. More than 61,000 customer accounts get rapid results with Tableau in the office and on-the-go. Hundreds of thousands of people have used Tableau Public to share data in their blogs and websites. See how Tableau can help you by downloading the free trial at www.tableau.com/trial.
Tableau and Tableau Software are trademarks of Tableau Software, Inc. All other company and product names may be trademarks of the respective companies with which they are associated.

Forward-Looking Statements
This press release contains, and statements made during the above referenced conference call will contain, "forward-looking" statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including regarding the Company's transition to subscription licensing and continued product adoption, including strong customer demand and accelerated adoption of our subscription offerings; demand, adoption and deployment by enterprise customers, and the Company's ability to continue to innovate, execute and grow that demand in the U.S. and globally; the Company's further transition to subscription and term licensing and its expected increase in demand for its products as a result of its subscription license pricing; the willingness and ability of its partners to sell its subscription licenses; the Company's research and development investments, costs, efforts and future product releases; the Company's leadership position in the sector and ability to address market opportunities as a visual analytics platform; the Company's expectations regarding future revenues, expenses and net income or loss; and the Company's stock repurchase authorization and timing and ability to repurchase shares of the Company's Class A common stock under its stock repurchase program. These statements are not guarantees of future performance, but are based on management's expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: risks associated with anticipated growth in Tableau's business and addressable market; customer demand for Tableau's products and services and customer response to its subscription pricing offerings; competitive factors, including new market entrants and changes in the competitive environment, pricing changes, sales cycle time and increased competition; Tableau's enterprise sales expansion and further transition to subscription and term licensing; Tableau's ability to attract, integrate and retain qualified personnel; general economic and industry conditions, including expenditure trends for business analytics and productivity tools; new product introductions and Tableau's ability to develop and deliver innovative, secure and high-quality products; Tableau's ability to provide high-quality customer service and support offerings; risks associated with international expansion and operations; macroeconomic conditions; market conditions; and the possibility that the stock repurchase program may be suspended or discontinued. These and other important risk factors are described more fully in additional documents filed with the Securities and Exchange Commission, including Tableau's most recently filed Quarterly Report on Form 10-Q, Annual Report on Form 10-K and other reports and filings with the Securities and Exchange Commission, and could cause actual results to vary from expectations. All information provided in this release and in the conference call is as of the date hereof and Tableau undertakes no duty to update this information except as required by law.

Non-GAAP Financial Measures
Tableau believes that the use of non-GAAP gross profit and gross margin, non-GAAP operating income (loss) and operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per basic and diluted common share and free cash flow is helpful to its investors. These measures, which are referred to as non-GAAP financial measures, are not prepared in accordance with generally accepted accounting principles in the United States, or GAAP. Non-GAAP gross profit is calculated by excluding stock-based compensation expense and expense related to amortization of acquired intangible assets, each to the extent attributable to the cost of revenues, from gross profit. Non-GAAP gross margin is the ratio calculated by dividing non-GAAP gross profit by total revenues. Non-GAAP operating income (loss) is calculated by excluding stock-based compensation expense and expense related to amortization of acquired intangible assets from operating income (loss). Non-GAAP operating margin is the ratio calculated by dividing non-GAAP operating income (loss) by total revenues. Non-GAAP net income (loss) is calculated by excluding stock-based compensation expense, expense related to amortization of acquired intangible assets and non-GAAP income tax adjustments from net income (loss). Non-GAAP net income (loss) per basic and diluted common share is calculated by dividing non-GAAP net income (loss) by the basic and diluted weighted average shares outstanding. Non-GAAP diluted weighted average shares outstanding includes the effect of dilutive shares in periods of non-GAAP net income.
Non-GAAP financial information is adjusted for a tax rate equal to Tableau's estimated tax rate on non-GAAP income over a three-year financial projection. This rate is based on Tableau's estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures. To determine this long-term non-GAAP tax rate, Tableau evaluates a three-year financial projection that excludes the impact of non-cash stock-based compensation expense and expense related to amortization of acquired intangible assets. The long-term non-GAAP tax rate takes into account other factors including Tableau's current operating structure, its existing tax positions in various jurisdictions and key legislation in major jurisdictions where Tableau operates. The long-term non-GAAP tax rate applied to the three and six months ended June 30, 2017 and 2016 was 30%. The long-term non-GAAP tax rate assumes the Company's deferred income tax assets will be realized based upon projected future taxable income excluding stock-based compensation expense. The Company anticipates using this long-term non-GAAP tax rate in future periods and may provide updates to this rate on an annual basis, or more frequently if material changes occur.
Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company's non-cash expenses, Tableau believes that providing non-GAAP financial measures that exclude stock-based compensation expense allow for more meaningful comparisons between its operating results from period to period. The expense related to amortization of acquired intangible assets is dependent upon estimates and assumptions, which can vary significantly and are unique to each asset acquired; therefore, Tableau believes non-GAAP measures that adjust for the amortization of acquired intangible assets provides investors a consistent basis for comparison across accounting periods. All of these non-GAAP financial measures are important tools for financial and operational decision making and for evaluating Tableau's own operating results over different periods of time.
Tableau calculates free cash flow as net cash provided by operating activities less net cash used in investing activities for purchases of property and equipment. Tableau considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by Tableau's business that can be used for strategic opportunities, including investing in Tableau's business, making strategic acquisitions, repurchasing Tableau's common stock and strengthening Tableau's balance sheet. All of Tableau's non-GAAP financial measures are important tools for financial and operational decision-making and for evaluating Tableau's operating results over different periods of time.

Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in Tableau's industry, as other companies in the industry may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Tableau's reported financial results. Further, stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in Tableau's business and an important part of the compensation provided to its employees. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures included below, and not rely on any single financial measure to evaluate Tableau's business.

Investor Contact:
Derek Wong
206.410.2196
ir@tableau.com

Press Contact:
Doreen Jarman
206.634.5648
djarman@tableau.com

Tableau Software, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenues
License	$103,296	$116,349	$200,540	$212,764
Maintenance and services	109,584	82,186	212,246	157,469
Total revenues	212,880	198,535	412,786	370,233
Cost of revenues
License	2,942	1,602	6,209	2,633
Maintenance and services	23,723	23,262	47,111	44,724
Total cost of revenues (1)	26,665	24,864	53,320	47,357
Gross profit	186,215	173,671	359,466	322,876
Operating expenses
Sales and marketing (1)	124,160	119,889	242,178	226,053
Research and development (1)	81,067	77,516	165,369	148,409
General and administrative (1)	25,875	23,141	50,320	41,673
Total operating expenses	231,102	220,546	457,867	416,135
Operating loss	(44,887)	(46,875)	(98,401)	(93,259)
Other income, net	4,029	1,019	5,254	2,682
Loss before income tax expense	(40,858)	(45,856)	(93,147)	(90,577)
Income tax expense	1,664	1,666	4,022	2,523
Net loss	$(42,522)	$(47,522)	$(97,169)	$(93,100)

Net loss per share:
Basic	$(0.54)	$(0.64)	$(1.25)	$(1.25)
Diluted	$(0.54)	$(0.64)	$(1.25)	$(1.25)

Weighted average shares used to compute net loss per share:
Basic	78,511	74,756	77,966	74,286
Diluted	78,511	74,756	77,966	74,286

(1) Includes stock-based compensation expense as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

Cost of revenues	$2,790	$2,642	$5,367	$5,446
Sales and marketing	18,526	16,605	36,618	33,550
Research and development	25,648	22,409	49,163	44,508
General and administrative	5,150	3,715	10,161	7,067

Tableau Software, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30, 2017	December 31, 2016
Assets
Current assets
Cash and cash equivalents	$992,904	$908,717
Accounts receivable, net	137,588	206,765
Prepaid expenses and other current assets	20,055	36,011
Income taxes receivable	237	131
Total current assets	1,150,784	1,151,624
Property and equipment, net	92,968	106,637
Goodwill	15,531	15,531
Deferred income taxes	1,591	1,449
Deposits and other assets	10,203	11,958
Total assets	$1,271,077	$1,287,199
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$2,912	$17,637
Accrued compensation and employee related benefits	60,891	70,230
Other accrued liabilities	41,600	53,418
Income taxes payable	2,505	1,893
Deferred revenue	318,512	285,543
Total current liabilities	426,420	428,721
Deferred revenue	30,199	26,930
Other long-term liabilities	45,188	39,700
Total liabilities	501,807	495,351
Stockholders' equity
Common stock	8	8
Additional paid-in capital	1,089,444	1,007,205
Accumulated other comprehensive income (loss)	(5,615)	1,593
Accumulated deficit	(314,567)	(216,958)
Total stockholders' equity	769,270	791,848
Total liabilities and stockholders' equity	$1,271,077	$1,287,199

Tableau Software, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2017	2016
Operating activities
Net loss	$(97,169)	$(93,100)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization expense	23,837	16,001
Stock-based compensation expense	101,309	90,571
Deferred income taxes	465	239
Changes in operating assets and liabilities
Accounts receivable, net	72,493	(2,176)
Prepaid expenses, deposits and other assets	19,519	(419)
Income taxes receivable	(97)	72
Deferred revenue	30,072	31,654
Accounts payable and accrued liabilities	(16,421)	18,086
Income taxes payable	523	105
Net cash provided by operating activities(1)	134,531	61,033
Investing activities
Purchases of property and equipment	(33,860)	(23,452)
Business combination	—	(16,399)
Net cash used in investing activities	(33,860)	(39,851)
Financing activities
Proceeds from issuance of common stock	21,646	18,040
Repurchases of common stock	(40,014)	—
Net cash provided by (used in) financing activities(1)	(18,368)	18,040
Effect of exchange rate changes on cash and cash equivalents	1,884	(375)
Net increase in cash and cash equivalents	84,187	38,847
Cash and cash equivalents
Beginning of period	908,717	795,900
End of period	$992,904	$834,747
(1) Tableau adopted Accounting Standards Update ("ASU") 2016-09 in the first quarter of 2017. Prior to the adoption of ASU 2016-09, excess tax benefits related to stock awards were required to be presented as an inflow from financing activities and an outflow from operating activities on the statement of cash flows. Under the new standard, all tax-related cash flows resulting from share-based payments are reported as operating activities. Tableau adopted the new requirement retrospectively, and for the six months ended June 30, 2016, this resulted in an increase to net cash provided by operating activities of $0.6 million and a corresponding decrease to net cash provided by (used in) financing activities of $0.6 million.

Tableau Software, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Reconciliation of gross profit to non-GAAP gross profit:
Gross profit	$186,215	$173,671	$359,466	$322,876
Excluding: Stock-based compensation expense attributable to cost of revenues	2,790	2,642	5,367	5,446
Excluding: Amortization of acquired intangible assets	95	103	190	132
Non-GAAP gross profit	$189,100	$176,416	$365,023	$328,454

Reconciliation of gross margin to non-GAAP gross margin:
Gross margin	87.5%	87.5%	87.1%	87.2%
Excluding: Stock-based compensation expense attributable to cost of revenues	1.3%	1.3%	1.3%	1.5%
Excluding: Amortization of acquired intangible assets	0.0%	0.1%	0.0%	0.0%
Non-GAAP gross margin	88.8%	88.9%	88.4%	88.7%

Reconciliation of operating loss to non-GAAP operating income (loss):
Operating loss	$(44,887)	$(46,875)	$(98,401)	$(93,259)
Excluding: Stock-based compensation expense	52,114	45,371	101,309	90,571
Excluding: Amortization of acquired intangible assets	95	103	190	132
Non-GAAP operating income (loss)	$7,322	$(1,401)	$3,098	$(2,556)

Reconciliation of operating margin to non-GAAP operating margin:
Operating margin	(21.1)%	(23.6)%	(23.8)%	(25.2)%
Excluding: Stock-based compensation expense	24.5%	22.9%	24.5%	24.5%
Excluding: Amortization of acquired intangible assets	0.0%	0.1%	0.0%	0.0%
Non-GAAP operating margin	3.4%	(0.7)%	0.8%	(0.7)%

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Reconciliation of net loss to non-GAAP net income (loss):
Net loss	$(42,522)	$(47,522)	$(97,169)	$(93,100)
Excluding: Stock-based compensation expense	52,114	45,371	101,309	90,571
Excluding: Amortization of acquired intangible assets	95	103	190	132
Income tax adjustments	(1,742)	1,780	1,516	2,485
Non-GAAP net income (loss)	$7,945	$(268)	$5,846	$88

Weighted average shares used to compute non-GAAP basic net income (loss) per share	78,511	74,756	77,966	74,286
Effect of potentially dilutive shares: stock awards	3,925	—	3,772	4,941
Weighted average shares used to compute non-GAAP diluted net income (loss) per share	82,436	74,756	81,738	79,227

Non-GAAP net income (loss) per share:
Basic	$0.10	$(0.00)	$0.07	$0.00
Diluted	$0.10	$(0.00)	$0.07	$0.00

			Six Months Ended June 30,
			2017	2016
Reconciliation of net cash provided by operating activities to free cash flow:
Net cash provided by operating activities(1)			$134,531	$61,033
Less: Purchases of property and equipment			33,860	23,452
Free cash flow (1)			$100,671	$37,581
Net cash used in investing activities			$(33,860)	$(39,851)
Net cash provided by (used in) financing activities(1)			$(18,368)	$18,040
(1) Tableau adopted ASU 2016-09 in the first quarter of 2017. Prior to the adoption of ASU 2016-09, excess tax benefits related to stock awards were required to be presented as an inflow from financing activities and an outflow from operating activities on the statement of cash flows. Under the new standard, all tax-related cash flows resulting from share-based payments are reported as operating activities. Tableau adopted the new requirement retrospectively, and for the six months ended June 30, 2016, this resulted in an increase to net cash provided by operating activities of $0.6 million and a corresponding decrease to net cash provided by (used in) financing activities of $0.6 million.

Tableau Software, Inc.
Trended Metrics

The following metrics are intended as a supplement to the financial statements found in this release and other information furnished or filed with the SEC. In the event of discrepancies between amounts in these tables and our historical disclosures or financial statements, readers should rely on our filings with the SEC and financial statements in our most recent earnings release.
We intend to periodically review and refine the definition, methodology and appropriateness of each of our supplemental metrics. As a result, metrics are subject to removal and/or change, and such changes could be material.

	Q1`16	Q2`16	Q3`16	Q4`16	FY 2016	Q1`17	Q2`17
	(Dollars in thousands)
	(Unaudited)
Customer metrics
Customer accounts (1)	42,000+	46,000+	50,000+	54,000+	54,000+	57,000+	61,000+
Customer accounts added in period (1)	3,500+	3,900+	3,600+	4,000+	15,000+	3,300+	4,000+
Deals greater than $100,000 (2)	268	332	360	589	1,549	294	372
Customer accounts that purchased greater than $1 million during the quarter (1,2)	10	16	10	25		10	15

Geographic revenue metrics
United States and Canada	$123,648	$141,478	$147,820	$173,548	$586,494	$141,496	$146,102
International	$48,050	$57,057	$58,237	$77,105	$240,449	$58,410	$66,778
United States and Canada as % of total revenue	72%	71%	72%	69%	71%	71%	69%
International as % of total revenue	28%	29%	28%	31%	29%	29%	31%

Additional revenue metrics
Total annual recurring revenue (3)	$295,513	$328,316	$361,382	$411,192	$411,192	$439,001	$483,578
Subscription annual recurring revenue (4)	$32,285	$37,690	$45,735	$58,355	$58,355	$71,950	$103,538
Ratable revenue as % of total revenue (5)	42%	40%	44%	40%	41%	54%	56%
Ratable license revenue as % of total license revenue (6)	9%	9%	11%	10%	10%	19%	23%
Services revenues as a % of maintenance and services revenue (7)	15%	16%	14%	15%	15%	12%	13%

Bookings metrics
License bookings year-over-year growth % (2)	24%	28%	11%	25%	22%	6%	0%
Normalized license bookings year-over-year growth (2,8)	27%	29%	14%	30%	25%	20%	20%
Ratable bookings as % of total bookings (2)	45%	47%	48%	51%	48%	55%	61%
Ratable license bookings as % of total license bookings (2)	12%	16%	16%	20%	17%	26%	37%

Other metrics
Worldwide employees	3,168	3,248	3,280	3,223	3,223	3,193	3,305
(1) Tableau defines a customer account as a single purchaser of its products. Customer accounts are typically organizations. In some cases, organizations will have multiple groups purchasing Tableau software, which count as discrete customer accounts.
(2) These operating metrics are based on Tableau's definition of bookings, which is defined as the first year of contracted revenue only and does not include additional years beyond the first year unless a customer pays for those years up front. Bookings includes both new sales and renewals. Tableau's bookings may not be comparable to similarly named measures disclosed by other companies in the software industry. Bookings is not a measure of revenue or an indication of actual revenue results. Revenues ultimately recognized could be affected by a number of factors. License bookings include sales of software licenses and subscriptions to Tableau Online. Ratable bookings are sales transactions that result in revenues which will be amortized over a period of time.
(3) Tableau defines total annual recurring revenue ("Total ARR") as the annualized recurring value of all active contracts at the end of a reporting period. Total ARR includes subscription annual recurring revenue ("Subscription ARR") and the annualized value of all maintenance contracts related to perpetual licenses active at the end of a reporting period.

(4) Tableau defines Subscription ARR as the annualized recurring value of all active subscription contracts at the end of a reporting period. Subscription ARR includes term licenses and renewals, subscription enterprise license agreements and Tableau Online subscriptions and renewals, and excludes distribution original equipment manufacturer ("OEM") license agreements and perpetual-style enterprise license agreements.
(5) Ratable revenues were amortized during the respective periods. For example, sales of Tableau Online, enterprise license agreements, term licenses and OEM license arrangements, as well as maintenance and support, are recognized ratably.
(6) Ratable license revenues were amortized during the respective periods. For example, sales of Tableau Online, enterprise license agreements, term licenses and OEM license arrangements are recognized ratably.
(7) Services revenues were recognized upon delivery of professional services and training.
(8) Tableau calculates normalized license bookings by applying the equivalent ratio of perpetual prices to subscription bookings, assuming demand and discount are held constant, to adjust term license and renewals, subscription enterprise license agreements and Tableau Online subscriptions and renewals.